FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”) is made as of July ___, 2024, by

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and between ARE-SD REGION NO. 44, LLC, a Delaware limited liability company (“Landlord”), and ARCTURUS THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant are parties to that certain Lease Agreement dated as of October 4, 2017, as amended by that certain First Amendment to Lease dated as of January 31, 2020, as further amended by that certain Second Amendment to Lease dated as of November 13, 2020, as further amended by that certain Third Amendment to Lease dated as of February 25, 2021, and as further amended by that certain Fourth Amendment to Lease dated as of March 25, 2024 (as amended, the "Lease"), wherein Landlord leases to Tenant certain premises containing approximately 24,705 rentable square feet, commonly known as Suite 250, located at 10628 Science Center Drive, San Diego, California (the “Premises”), and certain temporary premises containing approximately 11,749 rentable square feet, commonly known as Suite 150, located at 10578 Science Center Drive, San Diego, California (the “Temporary Premises”), as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.
The Term of the Lease, with respect to the Temporary Premises only, is scheduled to expire on March 31, 2025.
C.
Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, reflect the early termination of the Lease with respect to the Temporary Premises only as of the date this Fifth Amendment is executed (the “Temporary Premises Termination Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Temporary Premises Termination. The Term of the Lease with respect to the Temporary Premises shall terminate on the Temporary Premises Termination Date. Tenant shall voluntarily surrender the Temporary Premises on the Temporary Premises Termination Date in accordance with the surrender requirements contained in the Lease and in the condition in which Tenant is required to surrender the Temporary Premises pursuant to the Lease. From and after the Temporary Premises Termination Date, Tenant shall have no further rights of any kind with respect to the Temporary Premises. Notwithstanding the foregoing, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the Temporary Premises and termination of the Lease with respect to the Temporary Premises as provided for herein. Nothing herein shall excuse Tenant from its obligations under the Lease with respect to the Temporary Premises prior to the Temporary Premises Termination Date. If Tenant fails to surrender the Temporary Premises by the Temporary Premises Termination Date pursuant to this Section 1, such failure shall constitute a hold over without Landlord’s consent under Section 8 of the original Lease. For the avoidance of doubt, the Term of the Lease shall otherwise continue in full force and effect with respect to the Premises.
2.
Rent. Tenant shall continue paying Base Rent, Operating Expenses, the Amenities Fee and all other amounts due under the Lease with respect to the Temporary Premises through the Temporary Premises Termination Date.
3.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this

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Fifth Amendment and that no Broker brought about this transaction, other than Savills, Cushman & Wakefield and CBRE. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Savills, Cushman & Wakefield and CBRE, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fifth Amendment.

4.
California Accessibility Disclosure. The provisions of Section 44(r) of the original Lease are hereby incorporated into this Fifth Amendment by reference.
5.
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
6.
Miscellaneous.
a.
This Fifth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. Reference to the Lease in this Fifth Amendment shall mean the Lease as amended by this Fifth Amendment. This Fifth Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
Once executed by both parties, this Fifth Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
c.
This Fifth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Fifth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.
Except as amended and/or modified by this Fifth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fifth Amendment. In the event of any conflict between the provisions of this Fifth Amendment and the provisions of the Lease, the provisions of this Fifth Amendment shall prevail. Whether or not specifically amended by this Fifth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fifth Amendment.

[Signatures are on the next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the day and year first above written.

TENANT:

ARCTURUS THERAPEUTICS, INC.,

a Delaware corporation

By:

Name: Joe Payne

Its: .President & CEO

X□ I hereby certify that the signature, name, and title above are my signature, name and title

LANDLORD:

ARE-SD REGION NO. 44, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership,

managing member

By: ARE-QRS CORP.,

a Maryland corporation,

general partner

By:

Name: Gary Dean

Its: Executive Vice President – Real Estate Leg